Filed Pursuant to Rule 424(b)(5)
Registration No. 333-159879
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2009)
5,800,000 Shares
Common Stock
     We are offering up to 5,800,000 shares of our common stock in this offering. Our common stock is listed on The NASDAQ Global Market under the symbol “PTEC.” On June 26, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $3.19 per share.
     Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
     We have retained Needham & Company, LLC to act as the sole placement agent on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement.

	Per Share	Total
Public offering price	$2.25	$13,050,000
Placement agent’s fee	$0.11	$652,500
Proceeds, before expenses, to us	$2.14	$12,397,500
     We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $397,500. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent’s fee and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above. We are not required to sell any specific number or dollar amount of the shares of common stock offered in this offering, but the placement agent will use its reasonable best efforts to arrange for the sale of all of the shares of common stock offered. Pursuant to an escrow agreement among us, the placement agent and an escrow agent, some or all of the funds received in payment for the shares of common stock sold in this offering will be wired to a non-interest bearing escrow account and held until we and the placement agent notify the escrow agent that this offering has closed, indicating the date on which the shares of common stock are to be delivered to the purchasers and the proceeds are to be delivered to us. Delivery of the shares is expected to be made on or about July 2, 2009, against payment for such shares to be received by us on the same date.
Needham & Company, LLC
As Placement Agent
The date of this prospectus supplement is June 26, 2009.

ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
     References in this prospectus to “we,” “us” and “our” refer to Phoenix Technologies Ltd. and its subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To understand this offering and its consequences to you fully, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the factors described under the heading “Risk Factors” in this prospectus supplement beginning on page S-5, and the financial statements, related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision.
About Our Business
          We design, develop, sell and support software for personal computers, servers and other computing and communications devices.
          Our SecureCore™, MicroCore™ and EmbeddedBIOS® products are commonly referred to as firmware or core system software. Core system software is the first software that runs on most computing devices immediately after the device is powered on, during the period usually referred to as boot time. Our core system software initializes the chips and other devices which are built into the computer and then loads the primary operating system which fully enables the operation of the computer. Our core system software products are incorporated into the computer during the manufacturing process and therefore we sell these products primarily to computer and component device manufacturers. We also provide training, consulting, maintenance and engineering services to these customers. We believe that our core system software products, or derivatives of our products, are incorporated into over 125 million computing devices each year, making us the global market share leader in the core systems software business.
          We also design, develop and support operating system software for personal computers and other similar devices. HyperSpace™, our operating system software can run stand-alone in a computer or it can run as a companion along-side another operating system such as Microsoft Windows®, providing enhanced performance or functionality not available from the companion system. HyperCore™, another of our products, incorporates virtualization technologies which create or support second, third or subsequent virtual machines, environments which enable multiple operating systems to run on the same computer. Our operating system software provides users of personal computers, and particularly portable computers, with enhanced device utility, reliability and security as well as with the ability to utilize specific applications such as web browsers, messaging suites, office suites, and media suites that are purpose built for the mobile device. In addition to operating systems and virtualization software, we design, develop and support a number of such applications in-house and we also resell other companies’ application software, either as integrated parts of our platforms or as add-ons to our platforms. We provide application developers with software development kits in order to enable them to build or customize applications efficiently to perform optimally within the environment created by our operating systems.
          In addition to our system software products, we offer software and services that assist users with the management and security of computing devices. FailSafe™, one of our software products sold as a service, has functionality to assist in preventing a device from being lost or stolen as well as functionality to enable the user to protect the data on any device that may be lost or stolen. The user can lock a lost or stolen device and can also retrieve data from or destroy data on that device. We also sell a simplified version of FailSafe called Freeze which locks a user’s computer when the user’s mobile Bluetooth® enabled phone leaves a user defined area monitored by Freeze. When the user moves back into the range of the computer, Freeze automatically unlocks the system. Finally we offer eSupport, a range of products and services generally delivered over the internet which help users keep their computing devices both well tuned and fully up-to-date.
          The majority of our revenues currently come from core system software products. Our newer products, which include HyperSpace, HyperCore, FailSafe, Freeze, and eSupport, currently provide less than ten percent of our revenues but we plan to increase the revenues from these new products as rapidly as possible in order to support the needs of the marketplace and our customers more adequately and to thereby diversify our sources of revenue.
          Although the true consumers or end users of these products and services that we offer are enterprises, governments and individuals, we typically sell these products through our original equipment manufacturer (OEMs), original design manufacturer (ODMs) or service provider channels, and we strive to help these channel partners make their products more attractive to their customers and thereby to generate additional revenues and margins from their products.
          In addition to licensing our products to OEM and ODM customers, we also sell certain of our products directly or indirectly to computer end users or support organizations, generally delivering these products in connection with either a software use license or a subscription and license agreement for web-based delivery of our software and services.
          We derive additional revenues from providing development tools and support services such as customization, training, maintenance and technical support to our software customers and to various development partners.
          Our revenues therefore arise from three sources:
•	License fees: revenues arising from agreements in which we license our system and application software and other intellectual property rights to third parties.

•	Subscription fees: revenues arising from agreements that provide for the ongoing delivery over a period of time of software and services, generally delivered over the Internet.

•	Service fees: revenues arising from agreements that provide for the delivery of professional engineering services. Primary service fee sources include software development, customization, deployment, support, and training.
          We were incorporated in the Commonwealth of Massachusetts in September 1979, and reincorporated in the State of Delaware in December 1986. Our headquarters are in Milpitas, California. The mailing address of our headquarters is 915 Murphy Ranch Road, Milpitas, CA 95035, the telephone number at that location is +1 (408) 570-1000 and our website is www.phoenix.com.

          The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus. Any brand names or trademarks appearing in this prospectus supplement and the accompanying prospectus or in documents incorporated by reference in this prospectus are the property of their respective owners.

THE OFFERING

Common stock offered by us	5,800,000 shares

Common stock to be outstanding after this offering	29,198,155 shares

Use of proceeds	We currently intend to use the net proceeds of our sales of common stock in this offering for general corporate purposes, including research and development expenses, general and administrative expenses, product development and sales expenses, and potential acquisitions of companies and technologies that complement our business, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

Risk factors	You should carefully consider, in addition to the other information contained in or incorporated by reference into this prospectus supplement, the specific risks set forth under the caption “Risk Factors” section beginning on page S-5.

The NASDAQ Global Market symbol	PTEC
          The information above is based on 29,198,155 shares of common stock outstanding as of June 25, 2009, and excludes:
•	7,522,022 shares of our common stock subject to options outstanding as of June 25, 2009 having a weighted average exercise price of $7.30 per share; and

•	2,434,165 shares of our common stock that have been reserved for issuance in connection with future grants under our stock option and stock purchase plans as of June 25, 2009.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before purchasing our common stock, you should carefully review and consider the risk factors described below and in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any updates thereto contained in subsequent filings with the SEC or in any free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely materially suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations. You should also refer to the other information included in or incorporated by reference into this prospectus supplement and accompanying prospectus, including our financial statements and related notes. See also the information contained under the heading “Special Note Regarding Forward-Looking Statements” immediately below.
Risks Relating to this Offering and Ownership of Our Common Stock
The market price of our common stock may be volatile, and the value of your investment could decline significantly.
          The trading price for our common stock has been, and we expect it to continue to be, volatile. The price at which our common stock trades depends upon a number of factors, including our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, some of which are beyond our control. These broad market fluctuations may lower the market price of our common stock and affect the volume of trading in our stock.
Future sales of our common stock in the public market could cause our stock price to fall.
          Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of June 25, 2009, we had 29,198,155 shares of common stock outstanding, all of which shares, other than shares subject to a repurchase option in our favor tied to the holders’ continued service to us (which will be eligible for sale upon lapse of the repurchase option) and shares held by our directors and certain officers which are subject to ninety (90) day lock-up agreements in connection with this offering, were eligible for sale in the public market, subject in some cases to the volume limitations and manner of sale requirements under Rule 144. In addition, all of the shares offered under this prospectus supplement and the accompanying prospectus will be freely tradeable without restriction or further registration upon issuance.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
          Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company.
We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.
          Our business requires significant funding, and we currently invest available funds and earnings in product development. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

You will experience immediate dilution in the book value per share of the common stock you purchase.
          You will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering because the price per share of our common stock being offered hereby is substantially higher than the book value per share of our common stock.  Based on the public offering price of $2.25 per share in this offering, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.09 per share in the net tangible book value of the common stock.  See “Dilution” on page S-10 for a more detailed discussion of the dilution you will incur in this offering.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated herein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements concerning: cash flow and future liquidity and financing requirements; research and development and other operating expenses; cost management and restructuring; expectations of sales volumes to customers and future revenue growth; new business and technology partnerships; our PC 3.0™ vision; recent and future acquisitions; plans to improve and enhance existing products; plans to continue to develop and market our new products; recruiting efforts; our relationships with key industry leaders; trends we anticipate in the industries and economies in which we operate; the outcome of pending disputes and litigation; our tax and other reserves; and other information that is not historical information. Words such as “could,” “expects,” “may,” “anticipates,” “believes,” “projects,” “estimates,” “intends,” “plans” and other similar expressions are intended to indicate forward-looking statements. All forward-looking statements included in this prospectus supplement, accompanying prospectus and the documents that are incorporated by reference reflect our expectations and various assumptions and are based upon information available to us as of the date such statements were made. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.
     Some of the factors that could cause actual results to differ materially from the forward-looking statements in this prospectus include, but are not limited to:
•	demand for our products and services in adverse economic conditions;

•	our dependence on key customers;

•	our ability to enhance existing products and develop and market new products and technologies successfully;

•	our ability to achieve and maintain profitability and positive cash flow from operations;

•	our ability to meet our capital requirements in the future;

•	our ability to attract and retain key personnel;

•	product and price competition in our industry and the markets in which we operate;

•	our ability to compete successfully in new markets where we do not have significant prior experience;

•	our ability to maintain the average selling price of our core system software for Netbooks;

•	end-user demand for products incorporating our products;

•	the ability of our customers to introduce and market new products that incorporate our products;

•	our ability to generate additional capital on terms acceptable to us;

•	risks associated with any acquisition strategy that we might employ;

•	results of litigation;

•	failure to protect our intellectual property rights;

•	changes in our relationship with leading software and semiconductor companies;

•	the rate of adoption of new operating system and microprocessor design technology;

•	the volatility of our stock price;

•	risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations;

•	whether future restructurings become necessary;

•	our ability to complete the transition from our historical reliance on paid-up licenses to volume purchase license agreements and pay-as-you-go arrangements;

•	fluctuations in our operating results;

•	the effects of any software viruses or other breaches of our network security;

•	our ability to convert free users to paid customers and retain customers for our subscription services;

•	unauthorized access to confidential customer information;

•	our ability to manage our rapid growth effectively;

•	defects or errors in our products and services;

•	consolidation in the industry in which we operate;

•	end user customers’ high-speed access to the internet and continued maintenance and development of the internet infrastructure;

•	risk associated with use of open source software;

•	our dependence on third party service providers;

•	any material weakness in our internal controls over financial reporting;

•	changes in financial accounting standards and our cost of compliance;

•	business disruptions due to acts of war, power shortages and unexpected natural disasters;

•	trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices;

•	changes in our effective tax rates; and

•	and other material risks described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as well as any amendments to those risk factors reflected in subsequent filings with the SEC.
               If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.
          You should read carefully this prospectus supplement and the accompanying prospectus, the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information” in this prospectus supplement, and any free writing prospectus that we have authorized for use in connection with this offering, completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.
          Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
          We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus will be approximately $12 million if we sell the maximum number of shares, after deducting the placement agent’s fees and other estimated offering expenses payable by us.
           We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. We currently intend to use the net proceeds from our sales of common stock in this offering for general corporate purposes, including research and development expenses, general and administrative expenses, product development and sales expenses, and potential acquisitions of companies and technologies that complement our business, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. The amounts and timing of any expenditures by us may vary significantly depending on numerous factors, such as the progress of our research and development efforts and technological advances. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION
          Our net tangible book value as of March 31, 2009 was approximately $(6.5) million, or $(0.23) per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
     After giving effect to the sale of 5,800,000 shares of common stock in this offering at a public offering price of $2.25 per share and after deducting placement agent’s fees and all estimated offering expenses payable by us, our net tangible book value as of March 31, 2009 would have been approximately $5.5 million, or $0.16 per share of common stock. This represents an immediate increase in net tangible book value of $0.39 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.09 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share		$2.25
Historical net tangible book value (deficit) per share as of March 31, 2009	$(0.23)
Increase per share attributable to investors participating in this offering	0.39

As adjusted net tangible book value (deficit) per share after this offering		$0.16

Dilution per share to investors participating in this offering:		$2.09

     The above discussion and table are based on 28,572,761 shares of common stock outstanding as of March 31, 2009. This number excludes:
•	7,850,701 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2009, having a weighted average exercise price of $7.52 per share; and

•	an aggregate of up to 2,292,944 shares of common stock reserved for future issuance as of March 31, 2009 under our stock option and employee stock purchase plans.

PLAN OF DISTRIBUTION
          We are offering the shares of our common stock through a placement agent. Subject to the terms and conditions contained in the placement agency agreement, dated June 26, 2009, Needham & Company, LLC has agreed to act as the placement agent for the sale of up to 5,800,000 shares of our common stock. The placement agent is not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of shares, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all 5,800,000 shares.
          The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt by the placement agent of customary legal opinions, letters and certificates.
           We determined the offering price of the common stock being offered by this prospectus supplement based principally on negotiations between us, the placement agent and the selected institutional investors and on our consideration of the closing prices (including high, low and average prices) and trading volumes of our common stock on the NASDAQ Global Market primarily during the 30 trading days preceding the date we determined the offering price. No independent appraisal or valuation was obtained in determining the offering price. In addition to prevailing market conditions, the factors that were considered in determining the public offering price were our need to obtain financing in an efficient and expeditious manner in order to fund our research, product development and sales programs and their related costs and the volatility of the price our common stock, particularly recently, as well as the immediate and substantial dilution of purchasers in this offering. The offering price in this offering reflects a discount of approximately 22% from the three day volume-weighted average price per share of our common stock over the three days ending on June 26, 2009.
          Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of 5,800,000 shares of common stock will take place on or about July 2, 2009. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.
          On the scheduled closing date, the following will occur:
•	we will receive funds in the amount of the aggregate purchase price; and

•	Needham & Company, LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.
          We will pay the placement agent an aggregate commission equal to 5.0% of the gross proceeds of the sale of shares of common stock in the offering. We may also reimburse the placement agent for certain fees and legal expenses incurred by it. In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8% of the gross proceeds of the offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee of $652,500, are approximately $397,500, which includes legal, accounting and printing costs and various other fees associated with registering and offering the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $12 million.
          We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.
          We, along with our executive officers and directors, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of ninety (90) days after the offering as set forth in the placement agency agreement.
          The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the Commission in connection with the consummation of this offering.
          The transfer agent for our common stock to be issued in this offering is Computershare Trust Company, N.A.
          Our common stock is traded on The NASDAQ Global Market under the symbol “PTEC.”

LEGAL MATTERS
          The validity of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Cooley Godward Kronish LLP, Palo Alto, California. The placement agent is being represented in connection with this offering by Proskauer Rose LLP, New York, New York.
EXPERTS
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended September 30, 2008, and the effectiveness of our internal control over financial reporting as of September 30, 2008, as set forth in their reports, which are incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in the registration statement of which the accompanying prospectus is a part. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 and a related post-effective amendment under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and post-effective amendment and the exhibits and schedules filed as a part of the registration statement and post-effective amendment. You may read and copy the registration statement and post-effective amendment., as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” We maintain a website at www.phoenix.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement and accompanying prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement and prior to the termination of the offering of the securities covered by this prospectus supplement (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	Our Annual Report on Form 10-K for the year ended September 30, 2008 and Amendment to Annual Report on Form 10-K/A for the year ended September 30, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Current Reports on Form 8-K filed October 23, 2008, January 27, 2009, February 9, 2009, March 17, 2009, April 30, 2009 and June 1, 2009, and Amendment to Current Report on Form 8-K/A filed November 12, 2008;

•	Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our Annual Meeting of Stockholders filed with the SEC on December 10, 2008;

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on August 5, 1988; and

•	The description of our Rights Plan set forth in our registration statement on Form 8-A, filed with the SEC on October 28, 1999 and Amendment No. 1 to Form 8-A, filed with the SEC on October 9, 2007.
               We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA 95035
(408) 570-1000
Attention: Investor Relations

PROSPECTUS
$50,000,000
PHOENIX TECHNOLOGIES LTD.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
     From time to time, we may offer up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     Our common stock is traded on the Nasdaq Global Market under the symbol “PTEC”. On June 24, 2009, the last reported sale price of our common stock on the Nasdaq Global Market was $2.60. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
     Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 6 of this prospectus as well as those contained or referenced in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus.
     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
     The securities may be sold directly to investors, to or through underwriters or dealers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement and related free writing prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, and any applicable over-allotment options, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 26, 2009

     You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Unless otherwise specified, references to any free writing prospectus refer to a free writing prospectus that we have authorized to be provided to you in connection with an offering. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus, the prospectus supplement or any related free writing prospectus, as applicable, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Phoenix,” “we,” “our”, “us” or similar references mean Phoenix Technologies Ltd.
ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement or any related free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement or such free writing prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated in this prospectus by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the securities being offered.
     You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or any related free writing prospectus. This prospectus, the accompanying supplement to this prospectus, and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.
SUMMARY
About Our Business
     We design, develop, sell and support software for personal computers, servers and other computing and communications devices.
     Our SecureCore, MicroCore and EmbeddedCore products are commonly referred to as firmware or core system software. Core system software is the first software that runs on most computing devices immediately after the device is powered on, during the period usually referred to as boot time. Our core system software initializes the chips and other devices which are built into the computer and then loads the primary operating system which fully enables the operation of the computer. Our core system software products are incorporated into the computer during the manufacturing process and therefore we sell these products primarily to computer and component device manufacturers. We also provide training, consulting, maintenance and engineering services to these customers. We believe that our core system software products, or derivatives of our products, are incorporated into over 125 million computing devices each year, making us the global market share leader in the core systems software business.
     We also design, develop and support operating system software for personal computers and other similar devices. HyperSpace, our operating system software can run stand-alone in a computer or it can run as a companion along-side another operating system such as Microsoft Windows, providing enhanced performance or functionality not available from the companion system. HyperCore, another of our products, incorporates virtualization technologies which create or support second, third or subsequent virtual machines, environments which enable multiple operating systems to run on the same computer. Our operating system software provides users of personal computers, and particularly portable computers, with enhanced device utility, reliability and security as well as with the ability to utilize specific applications such as web browsers, messaging suites, office suites, and media suites that are purpose built for the mobile device. In addition to operating systems and virtualization software, we design, develop and support a number of such applications in-house and we also resell other companies’ application software, either as integrated parts of our platforms or as add-ons to our platforms. We provide application developers with software development kits in order to enable them to efficiently build or customize applications to perform optimally within the environment created by our operating systems.
     In addition to our system software products, we offer software and services that assist users with the management and security of computing devices. FailSafe, one of our software products sold as a service, has functionality to assist in preventing a device from being lost or stolen as well as functionality to enable the user to protect the data on any device that may be lost or stolen. The user can lock a lost or stolen device and can also retrieve data from or destroy data on that device. We also sell a simplified version of FailSafe called Freeze which locks a user’s computer when the user’s mobile Bluetooth enabled phone leaves a user defined area monitored by Freeze. When the user moves back into the range of the computer, Freeze automatically unlocks the system. Finally we offer eSupport, a range of products and services generally delivered over the internet which help users keep their computing devices both well tuned and fully up-to-date.
     The majority of our revenues currently come from core system software products. Our newer products, which include HyperSpace, HyperCore, FailSafe, Freeze, and eSupport, currently provide less than ten percent of our revenues but it is our plan to increase the revenues from these new products as rapidly as possible in order to more adequately support the needs of the marketplace and our customers and to thereby diversify our sources of revenue.
     Although the true consumers or end users of these products and services that we offer are enterprises, governments and individuals, we typically sell these products through our original equipment manufacturer (OEMs), original design manufacturer (ODMs) or service provider channels, and we strive to help these channel partners make their products more attractive to their customers and thereby to generate additional revenues and margins from their products.
     In addition to licensing our products to OEM and ODM customers, we also sell certain of our products directly or indirectly to computer end users or support organizations, generally delivering these products in connection with either a software use license or a subscription and license agreement for web-based delivery of our software and services.
     We derive additional revenues from providing development tools and support services such as customization, training, maintenance and technical support to our software customers and to various development partners.

     Our revenues therefore arise from three sources:
1.	License fees: revenues arising from agreements that license our system and application software and other intellectual property rights to third parties.

2.	Subscription fees: revenues arising from agreements that provide for the ongoing delivery over a period of time of software and services, generally delivered over the Internet.

3.	Service fees: revenues arising from agreements that provide for the delivery of professional engineering services. Primary service fee sources include software development, customization, deployment, support, and training.
     We were incorporated in the Commonwealth of Massachusetts in September 1979, and reincorporated in the State of Delaware in December 1986. Our headquarters are in Milpitas, California. The mailing address of our headquarters is 915 Murphy Ranch Road, Milpitas, CA 95035, the telephone number at that location is +1 (408) 570-1000 and our website is www.phoenix.com.
     The reference to our Internet address does not constitute incorporation by reference of the information contained on our website. Any brand names or trademarks appearing in this prospectus, in any prospectus supplement or related free writing prospectus, or in documents incorporated by reference in this prospectus are the property of their respective owners.
The Securities We May Offer
     We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity; if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	certain United States federal income tax considerations.
     A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus shall offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

     We may sell the securities directly or through underwriters, dealers or agents. We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
     Common Stock. We may offer shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any then outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights, other than under certain limited circumstances provided in our Rights Agreement, described further in this prospectus under “Description of Capital Stock — Rights Agreement.”
     Preferred Stock. We may offer shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, any or all of which may be greater than the rights of the common stock. Our board of directors has previously designated 200,000 of the 500,000 authorized shares of preferred stock as Series B Participating Preferred Stock, which series is described in greater detail in this prospectus under “Description of Capital Stock — Preferred Stock.” We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in a certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement (and any related free writing prospectus) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
     Debt Securities. We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock, preferred stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports we file with the SEC.
     Warrants. We may offer warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.
     The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplement (and any related free writing prospectus) related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which the prospectus is a part of or will be incorporated by reference from reports we file with the SEC.
     Units. We may offer, in one or more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplement (and any free writing prospectus)

related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
     We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Financial Ratios
     The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. We have not included a ratio of earnings to combined fixed charges and preference dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

									Six
									Months
									Ended
	Year Ended September 30,								March 31,
	2004	2005	2006		2007		2008		2009
Ratio of earnings to fixed charges (1)	3.83	10.12	N/A	(2)	N/A	(2)	0.72	(2)	N/A (2)

(1)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before income taxes, fixed charges and interest on uncertain tax positions under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109” (“FIN 48”). Fixed charges consist of interest expense on outstanding capital lease liabilities and other interest expenses, whether expensed or capitalized, the portion of operating lease rental expense that is considered by us to be representative of interest and excludes interest on uncertain tax positions under FIN 48.

(2)	Earnings were insufficient to cover fixed charges for these periods. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus. Deficiency of earnings consists of loss before income taxes plus fixed charges. Although earnings in fiscal year 2008 were positive, the ratio of earnings to fixed charges resulted in less than one-to-one coverage. The amount of the coverage deficiency was $39.2 million, $11.7 million and $0.5 million for the years ended September 30, 2006, 2007 and 2008, respectively, and $62.4 million for the six month period ended March 31, 2009.
     THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS
     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks described in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any applicable prospectus supplement or free writing prospectus. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations.
FORWARD-LOOKING STATEMENTS
     This prospectus includes and any prospectus supplement and related free writing prospectus, including the documents that we incorporate by reference, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include, but are not limited to, statements concerning: cash flow and future liquidity and financing requirements; research and development and other operating expenses; cost management and restructuring; expectations of sales volumes to customers and future revenue growth; new business and technology partnerships; our PC 3.0™ vision; recent and future acquisitions; plans to improve and enhance existing products; plans to continue to develop and market our new products; recruiting efforts; our relationships with key industry leaders; trends we anticipate in the industries and economies in which we operate; the outcome of pending disputes and litigation; our tax and other reserves; and other information that is not historical information. Words such as “could,” “expects,” “may,” “anticipates,” “believes,” “projects,” “estimates,” “intends,” “plans” and other similar expressions are intended to indicate forward-looking statements. All forward-looking statements included in this prospectus reflect our current expectations and various assumptions and are based upon information available to us as of the date of this prospectus. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.
     Some of the factors that could cause actual results to differ materially from the forward-looking statements in this prospectus include, but are not limited to:
•	demand for our products and services in adverse economic conditions;

•	our dependence on key customers;

•	our ability to successfully enhance existing products and develop and market new products and technologies;

•	our ability to achieve and maintain profitability and positive cash flow from operations;

•	our ability to meet our capital requirements in the future;

•	our ability to attract and retain key personnel;

•	product and price competition in our industry and the markets in which we operate;

•	our ability to successfully compete in new markets where we do not have significant prior experience;

•	our ability to maintain the average selling price of our core system software for Netbooks;

•	end-user demand for products incorporating our products;

•	the ability of our customers to introduce and market new products that incorporate our products;

•	our ability to generate additional capital on terms acceptable to us;

•	risks associated with any acquisition strategy that we might employ;

•	results of litigation;

•	failure to protect our intellectual property rights;

•	changes in our relationship with leading software and semiconductor companies;

•	the rate of adoption of new operating system and microprocessor design technology;

•	the volatility of our stock price;

•	risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations;

•	whether future restructurings become necessary;

•	our ability to complete the transition from our historical reliance on paid-up licenses to volume purchase license agreements and pay-as-you-go arrangements;

•	fluctuations in our operating results;

•	the effects of any software viruses or other breaches of our network security;

•	our ability to convert free users to paid customers and retain customers for our subscription services;

•	unauthorized access to confidential customer information;

•	our ability to effectively manage our rapid growth;

•	defects or errors in our products and services;

•	consolidation in the industry in which we operate;

•	end-user customers’ high-speed access to the interest and continued maintenance and development of the internet infrastructure;

•	risk associated with use of open source software;

•	our dependence on third party service providers;

•	any material weakness in our internal controls over financial reporting;

•	changes in financial accounting standards and our cost of compliance;

•	business disruptions due to acts of war, power shortages and unexpected natural disasters;

•	trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices;

•	changes in our effective tax rates;

•	and other material risks described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as well as any amendments to those risk factors reflected in subsequent filings with the SEC.
If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements.
     You should rely only on information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference in this prospectus, and any applicable prospectus supplement or free writing prospectus, and understand that our actual future results may be materially different from what we expect. We qualify all of the forward looking statements in the foregoing documents by these cautionary statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law.

USE OF PROCEEDS
     We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including research and development expenses, general and administrative expenses, manufacturing expenses, and potential acquisitions of companies and technologies that complement our business, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending these uses, we expect to invest the net proceeds in investment-grade, interest-bearing instruments.
DESCRIPTION OF CAPITAL STOCK
     As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 60,000,000 shares of common stock, par value $0.001 per share and 500,000 shares of preferred stock, par value $0.10 per share. As of June 22, 2009, 29,198,155 shares of common stock were outstanding and no shares of preferred stock were outstanding. Our board of directors has previously designated 200,000 of the 500,000 authorized shares of preferred stock as Series B Participating Preferred Stock, par value $0.001 per share, which series is described below under “Rights Agreement.”
     The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our amended and restated certificate of incorporation, our amended and restated bylaws, and our amended and restated preferred share rights agreement, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.
Common Stock
     The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. In the event of a liquidation, dissolution or winding up of our company, holders of the common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon the closing of this offering will be, fully paid and nonassessable. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.
Preferred Stock
     Under our amended and restated certificate of incorporation, our board of directors is authorized to issue additional shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law, or DGCL, and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following: the number of shares constituting each class or series, voting rights, redemption rights and prices, dividend rights and rates, terms concerning the distribution of assets, conversion or exchange terms, and liquidation preferences.
     All shares of preferred stock offered by this prospectus, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights. We will describe in a prospectus supplement relating to the class or series of any preferred stock being offered the following terms:
•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.
     The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Provisions
     Delaware Anti-Takeover Law
     We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2 / 3 % of the outstanding voting stock that is not owned by the interested stockholder.

     Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
     Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.
Certificate of Incorporation and Bylaws
     Our amended and restated certificate of incorporation also contains provisions which requires the affirmative vote of the holders of two-thirds of the Voting Shares (as defined below) for a Business Combination (as defined below) in which an Interested Stockholder (as defined below) or an Affiliate or Associate (each of these terms as defined in Rule 12b-2 of the Securities Exchange Act of 1933, as amended) of an Interested Stockholder has a direct or indirect interest, unless either (i) the Business Combination is approved by a majority of the Continuing Directors (as defined below), (ii) the Business Combination is solely between the Company and a wholly-owned subsidiary of the Company; or (iii) no Interested Stockholder or Affiliate or Associate of an Interested Stockholder has any interest in the Business Combination except proportionately as a stockholder of the Company.
     A “Business Combination” is defined in our amended and restated certificate of incorporation as any:
(a)	merger or consolidation involving Phoenix or a corporation of which a majority of any class of equity or voting stock is owned, directly or indirectly, by Phoenix (a “Subsidiary”);

(b)	sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or any property or assets having a fair market value equal to more than 10% of the fair market value of Phoenix or a Subsidiary as of the end of it most recent fiscal year prior to the time the determination is made (a “Substantial Part”);

(c)	liquidation (complete or partial) or dissolution of Phoenix or a Subsidiary;

(d)	reclassification of or recapitalization involving securities of Phoenix or a Subsidiary, or any other transaction to which Phoenix or a Subsidiary is a party (including, without limitation, the issuance or other disposition of any securities of Phoenix or a Subsidiary), that would have the effect of increasing the voting power or equity interest of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder;

(e)	sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of related transactions) of all or a Substantial Part of the property and assets of any other corporation or other entity to Phoenix or any Subsidiary;

(f)	acquisition of securities by Phoenix or a Subsidiary, or

(g)	agreement, contract or other arrangement providing for any of the transactions described in clauses (a) — (f) above.
     An “Interested Stockholder” is defined in our amended and restated certificate of incorporation as any person (other than Phoenix or a Subsidiary, or any profit-sharing, employee stock ownership or other employee benefit plan of Phoenix or any Subsidiary or any fiduciary of any such plan when acting in such capacity) who or which, as of the record date for the determination of stockholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such Business Combination, or at the time a resolution approving such Business Combination is approved by the Continuing Directors, or at the time the definitive agreement (including any amendment of that agreement) providing for such transaction is entered into:
•	is the beneficial owner of more than 15% of the outstanding shares of capital stock of Phoenix entitled to vote generally in the election of directors (the “Voting Shares”),

•	at any time within the two-year period immediately prior to such time was the beneficial owner of more than 15% of the then outstanding Voting Shares, or

•	is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within two years prior to such time beneficially owned by any Interested Stockholder (provided such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended).
     A  “Continuing Director” is defined in our amended and restated certificate of incorporation as (i) any director who was a duly elected and acting member of the board of directors prior to the time that the Interested Stockholder involved in a Business Combination first became an Interested Stockholder, other than the Interested Stockholder or an Affiliate or Associate of such Interested Stockholder, or (ii) any person who subsequently becomes a member of the board of directors who is not an Interested Stockholder, or an Affiliate or Associate of an Interested Stockholder, if that person’s nomination for election or reelection is recommended or approved by a majority of the Continuing Directors.
     Our amended and restated certificate of incorporation and amended and restated bylaws also contain provisions which could have antitakeover effects. These provisions include ones which:
•	authorize our board of directors to issue preferred stock from time to time, in one or more classes or series, without stockholder approval;

•	require the approval of at least two-thirds of our outstanding voting stock to amend specified provisions of our certificate of incorporation;

•	provide that special meetings of our stockholders may be called only by our Chief Executive Officer, or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors;

•	provide that all stockholder action must be effected at a duly called meeting of stockholders and not by a consent in writing;

•	establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals; and

•	do not include a provision for cumulative voting for directors (under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors).
Rights Agreement
     On October 22, 1999 we entered into a Preferred Share Rights Agreement with Computershare Trust Company, N.A. On October 5, 2007, our board of directors approved an amendment to the terms of the Preferred Share Rights Agreement (as amended, the “Rights Agreement”). Pursuant to the Rights Agreement, our board of directors declared a dividend of one right (a “Right”) to purchase one one-thousandth share of our Series B Participating Preferred Stock (the “Series B Preferred”) for each outstanding share of our common stock. The dividend was paid on November 4, 1999 (the “Record Date”), to stockholders of record as of the close of business on that date. A Right is also issued in respect of each share of our common stock that is issued after the Record Date but prior to the date the Rights become exercisable or expire, unless our board of directors specifies to the contrary. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series B Preferred at an exercise price of $75.00 per share (the “Purchase Price”), subject to adjustment as set forth in the Rights Agreement. Each one one-thousandth of a share of Series B Preferred has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a share of our common stock.

     The following summary of the principal terms of the Rights Agreement is a general description only and is subject to the detailed terms and conditions of the Rights Agreement.
      Rights Certificate. We have paid a dividend of one Right for each share of our common stock outstanding. Prior to the Distribution Date referred to below, the Rights will be evidenced by and trade with the certificates for our common stock. After the Distribution Date, we will mail Rights certificates to our stockholders and the Rights will become transferable apart from the common stock.
     Distribution Date. Rights will separate from the common stock and become exercisable upon the earlier of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”), has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding common stock, or (ii) 10 business days (or such later date as may be determined by a majority of our board of directors) following the commencement of, or announcement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding common stock. The earlier of such dates is referred to as the “Distribution Date.”
     Preferred Stock Purchasable Upon Exercise of Rights. Following the Distribution Date, and until one of the further events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of the Purchase Price, one one-thousandth share of the Series B Preferred. In the event that we do not have sufficient Series B Preferred available for all Rights to be exercised, or the board of directors decides that such action is necessary and not contrary to the interests of Rights holders, we may instead substitute cash, assets or other securities for the Series B Preferred for which the Rights would have been exercisable under this provision or as described below.
     Right to Buy Company Common Shares. Unless the Rights are earlier redeemed, in the event that an Acquiring Person becomes the beneficial owner of 20% or more of the our common stock then outstanding, then each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, common stock having a value equal to two times the Purchase Price. Rights are not exercisable following the occurrence of an event as described above until such time as the Rights are no longer redeemable by us as set forth below.
     Right to Buy Acquiring Company Stock. Similarly, unless the Rights are earlier redeemed, in the event that, after an Acquiring Person becomes the beneficial owner of 20% or more of our common stock then outstanding, (i) we are acquired in a merger or other business combination transaction, or (ii) 50% or more of our consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, shares of common stock of the acquiring company having a value equal to two times the Purchase Price.
     Exchange Provision. At any time after the date an Acquiring Person obtains 20% or more of our common stock and prior to the acquisition by the Acquiring Person of 50% of the outstanding common stock. We may, with the approval of a majority of our board of directors, exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of our common stock at an exchange ratio of one share of common stock per Right (subject to adjustment).
     Redemption of the Rights. Rights will be redeemable at our option for $0.001 per Right at any time on or prior to the tenth day (or such later date as may be determined by a majority of our board of directors) following public announcement that a Person has acquired beneficial ownership of 20% or more of our common stock (the “Shares Acquisition Date”).
     Expiration of the Rights. The Rights expire on the earliest of (a) the close of business on October 22, 2009 or (b) the exchange or redemption of the Rights as described above.
     Amendment of Terms of Rights. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the Rights holders on or prior to the Distribution Date; thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the Rights holders in order to cure any ambiguities or to make changes that do not adversely affect the interests of Rights holders (other than the Acquiring Person).
     No Stockholders Rights Prior to Exercise. Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of Phoenix (other than any rights resulting from such holder’s ownership of common stock), including, without limitation, the right to vote or to receive dividends.
     Anti-Dilution Provisions. The Purchase Price payable, the number of Rights, and the number of Series B Preferred or common stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the dilutive issuances by us as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.
     Terms of the Series B Preferred. Shares of Series B Preferred purchasable upon exercise of the Rights will not be redeemable. Each share of Series B Preferred will be entitled to an aggregate dividend of 1,000 times the dividend declared per a share of common stock. In the event of liquidation, the holders of the Series B Preferred would be entitled to receive an aggregate payment equal to 1,000 times the payment made per share of common stock. Each share of Series B Preferred will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged, each share of Series B Preferred will be entitled to receive 1,000 times the amount of consideration received per share of common stock. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend and liquidation rights of the Series B Preferred, the value of one one-thousandth of a share of Series B Preferred should approximate the value of one share of common stock. The Series B Preferred would rank junior to any other series of our preferred stock.
     Certain Anti-Takeover Effects. The Rights approved by the board of directors are designed to protect and maximize the value of the outstanding equity interests in Phoenix in the event of an unsolicited attempt by an acquirer to take over Phoenix in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive our board of directors and stockholders of any real opportunity to determine the destiny of Phoenix. The Rights have been declared by our board of directors in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all shareholders equally. These tactics may unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice, or deprive them of the full value of their shares.
     The Rights are not intended to prevent a takeover of Phoenix and will not do so. Subject to the restrictions described above, the Rights may be redeemed by us at $0.001 per Right at any time prior to the Distribution Date. Accordingly, the Rights should not interfere with any merger or business combination approved by our board of directors. Nonetheless, the Rights may have the effect of rendering more difficult or discouraging an acquisition of Phoenix deemed undesirable by our board of directors. The Rights may cause substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Nasdaq Global Market Listing
     Our common stock is listed on the Nasdaq Global Market under the symbol “PTEC.”
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Investor Services. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number is (781) 575-2879.
DESCRIPTION OF DEBT SECURITIES
     The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement or free writing prospectus shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
     We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

     The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
     The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:
o incur additional indebtedness;

o issue additional securities;

o create liens;

o pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o redeem capital stock;

o place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o make investments or other restricted payments;

o sell or otherwise dispose of assets;

o enter into sale-leaseback transactions;

o engage in transactions with stockholders or affiliates;

o issue or sell stock of our subsidiaries; or

o effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple of that amount;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific material terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any material terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
     We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
     Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default under the Indenture
     Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or we or the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
     We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.
     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless those holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     The indentures provide that if an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture, or that the trustee determines is unduly prejudicial to the rights of any other holder of the relevant series of debt securities, or that would involve the trustee in personal liability. Prior to taking any action under the indentures, the trustee will be entitled to indemnification against all costs, expenses and liabilities that would be incurred by taking or not taking such action.

     A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.
     We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.
     The indentures provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must mail to each holder notice of the default within the earlier of 90 days after it occurs and 30 days after it is known by a responsible officer of the trustee or written notice of it is received by the trustee, unless the default has been cured or waived. Except in the case of a default in the payment of principal or premium of or interest on any debt security or certain other defaults specified in an indenture, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors, or responsible officers of the trustee, in good faith determine that withholding notice is in the best interests of holders of the relevant series of debt securities.
Modification of Indenture; Waiver
     Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:
•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any of these additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

•	to change anything that does not adversely affect the interests of any holder of debt securities of any series in any material respect.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:
•	extending the stated maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
     Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.
     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple of that amount. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” below for a further description of the terms relating to any book-entry securities.
     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
     The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment of these amounts.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.
Ranking Debt Securities
     The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
     The senior debt securities will be unsecured and will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
Existing Subordinated Debt
     As of June 24, 2009, we had no existing subordinated debt.
DESCRIPTION OF WARRANTS
     The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement or related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
     We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered under this prospectus as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering, before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
     We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:
•	the offering price and aggregate number of warrants offered;

•	the currency to be used for the purchase of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific material terms, preferences, rights or limitations of or restrictions on the warrants.
     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender our securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
Outstanding Warrants
     As of June 24, 2009, there were no outstanding warrants to purchase shares of our common stock.
DESCRIPTION OF UNITS
     The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement or related free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
     We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements and any applicable free writing prospectuses related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.
General
     We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     We will describe in the applicable prospectus supplement the terms of the series of units, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
     The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.
Issuance in Series
     We may issue units in such amounts and in numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
     Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
     We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”
LEGAL OWNERSHIP OF SECURITIES
     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
     Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
     As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders
     We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
     For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
     Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
     If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
     A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
     Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
     If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
     If securities are issued only as global securities, an investor should be aware of the following:
•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
     In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
     A global security will terminate when the following special situations occur:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.
PLAN OF DISTRIBUTION
     We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
     We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
     In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
     Cooley Godward Kronish LLP, Palo Alto, California will pass for us upon the validity of the securities being offered by this prospectus and applicable prospectus supplement, and counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended September 30, 2008, and the effectiveness of our internal control over financial reporting as of September 30, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s web site at “http://www.sec.gov.” We maintain a website at www.phoenix.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	Our Annual Report on Form 10-K for the year ended September 30, 2008 and Amendment to Annual Report on Form 10-K/A for the year ended September 30, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Current Reports on Form 8-K filed October 23, 2008, January 27, 2009, February 9, 2009, March 17, 2009, April 30, 2009 and June 1, 2009, and Amendment to Current Report on Form 8-K/A filed November 12, 2008;

•	Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our Annual Meeting of Stockholders filed with the SEC on December 10, 2008;

•	The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on August 5, 1988; and

•	The description of our Rights Plan set forth in our registration statement on Form 8-A, filed with the SEC on October 28, 1999 and Amendment No. 1 to Form 8-A, filed with the SEC on October 9, 2007.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request to the address or telephone number provided below, as applicable, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents:
Phoenix Technologies Ltd.
915 Murphy Ranch Road
Milpitas, CA 95035
(408) 570-1000
Attention: Investor Relations

5,800,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

NEEDHAM & COMPANY, LLC
June 26, 2009